EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 16, 2002 included in McMoRan Exploration Co.'s Form 10-K for the year ended December 31, 2001.

/S/ ARTHUR ANDERSEN LLP

New Orleans, Louisiana
April 30, 2002